LIMITED LIABILITY COMPANY AGREEMENT

OF

SPT – VANTAGE POINT, LLC

THE SECURITIES REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED NOR REGISTERED NOR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS AGREEMENT IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS, AND CONDITIONS WHICH ARE SET FORTH HEREIN.

LIMITED LIABILITY COMPANY AGREEMENT

OF

SPT – VANTAGE POINT, LLC

THIS LIMITED LIABILITY COMPANY AGREEMENT is hereby established this 1ST day of November, 2011 by Shopoff Partners, L.P., a Delaware limited partnership, and Shopoff Land Fund I, LP., a Delaware limited partnership.

SECTION 1. DEFINITIONS.

When used in this Agreement, the following terms shall have the respective meanings set forth below:

"Affiliate" means any person or entity which, directly or indirectly through one (1) or more intermediaries, controls or is controlled by or is under common control with another person or entity. The term "control" as used herein (including the terms "controlling," "controlled by," and "under common control with") means the possession, direct or indirect, of the power to (a) vote more than fifty percent (50%) of the outstanding voting securities of such person or entity, or (b) otherwise direct management policies of such person by contract or otherwise.

"Agreement" means this Limited Liability Company Agreement of SPT – VANTAGE POINT, LLC.

"Cash Flow" means the excess, if any, of all cash receipts of the Company as of any applicable determination date in excess of the sum of (a) all cash disbursements (inclusive of any reimbursements made to any Member, but exclusive of distributions to the Members) of the Company prior to that date, plus (b) any reserve, determined in the sole discretion of the Manager, for anticipated cash disbursements that will have to be made before additional cash receipts from third parties will provide the funds therefor.

"Company" means the limited liability company created pursuant to this Agreement and the filing of the Certificate of Formation with the Delaware Secretary of State in accordance with the provisions of the Delaware Act.

"Delaware Act" means the Delaware Limited Liability Company Act (6 Del. C. § 18-101 *et. seq.*), as hereinafter amended from time to time.

"Event of Dissolution" is defined in Section 6.1.

"Limited Liability Company Interest" means with respect to any Member, the ownership interest of such Member in the Company, consisting of such Member's (a) right, title and interest in and to the net profits, net losses, Cash Flow and capital of the Company, (b) rights to participate in the management of the Company as provided herein or under the Delaware Act and (c) other rights and privileges as herein provided.

"Liquidation" means the date upon which the Company ceases to be a going concern (even though it may continue in existence for the purpose of winding up its affairs, paying its debts and distributing any remaining balance to the Member).

"Manager" means Shopoff Partners, L.P., a Delaware limited partnership.

"Member" means Shopoff Partners, L.P., a Delaware limited partnership, or Shopoff Land Fund I, L.P., a Delaware limited partnership; ***"Members"*** means both of the foregoing entities.

"Mortgage" means a debt instrument that is secured by the collateral of specified real estate property and that the borrower is obliged to pay back with a predetermined set of payments.

SECTION 2. FORMATION.

2.1 Formation. The Members do hereby form and constitute the Company as a Delaware limited liability company pursuant to the provisions of the Delaware Act and this Agreement. In connection therewith, Kevin M. Bridges shall execute the Certificate of Formation for the Company as an authorized person in accordance with Section 18-201 of the Delaware Act which shall be duly filed with the Office of the Delaware Secretary of State. The Manager or such other person designated by it also shall execute, acknowledge and/or verify such other documents and/or instruments as may be necessary and/or appropriate in order to form the Company and/or continue its existence in accordance with the provisions of the Delaware Act and/or to register, qualify to do business and/or operate its business in any other jurisdiction as a foreign limited liability company in accordance with the provisions of such jurisdiction.

2.2 Names and Addresses. The name of the Company is "SPT – VANTAGE POINT, LLC." The registered office of the Company in Delaware shall be c/o Vcorp Services, LLC, 1811 Silverside Road, in the City of Wilmington, Delaware 19810. The name and address of the Company's agent for service of process in the State of Delaware is Vcorp Services, LLC. The name and address of the registered agent of the Company in the State of California shall be William A. Shopoff, 8951 Research Drive, Irvine, CA 92618. The address of the Manager is 8951 Research Drive, Irvine, California 92618.

2.3 Nature of Business. The purpose of this company is the purchase, sale, lease or exchange of any real property, make any investment and engage in any joint venture on any real property located in Douglas County, Colorado. The company may engage in any and all other businesses and/or activities that now or hereafter may be necessary, incidental, proper, advisable or convenient to accomplish the foregoing purpose and that is not forbidden by the law of the jurisdiction in which the company engages in that business. Except as provided above, the company shall engage in no other business.

2.4 Term of Company. The term of the Company shall commence as of the date the Certificate of Formation for the Company is filed with the Delaware Secretary of State, and shall continue until the winding up and liquidation of the Company and the completion of its business following an Event of Dissolution as provided in Section 6.1 herein.

SECTION 3. MANAGEMENT OF THE COMPANY.

3.1 Management by the Manager. Except as otherwise provided in this Agreement, all aspects of the overall business and affairs of the Company shall be managed, and all decisions affecting the business and affairs of the Company shall be made by the Manager subject to the terms of the Certificate of Incorporation, Bylaws, and other organizational documents. Except as otherwise provided in this Agreement, all contracts, agreements and other documents or instruments affecting or relating to the business and affairs of the Company may be executed on the Company's behalf by the Manager and/or such officers as are designated in writing by the Manager. The Manager shall serve as a "manager" of the Company within the meaning of the Delaware Act.

3.2 Meetings. Although it is the express intent of the Members that there shall not be any required (or regularly scheduled) meetings of the Company, meetings may be called upon the written request of all Members.

3.3 Officers.

(a) The Manager may, from time to time, designate officers of the Company and delegate to such officers such authority and duties as the Manager may deem advisable and may assign titles (including, without limitation, chief executive officer, president, vice-president, secretary and/or treasurer) to any such officer. Unless the Manager otherwise determines, if the title assigned to an officer of the Company is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such officer of the authority and duties that are customarily associated with such office pursuant to the Delaware General Corporation Law. Any number of titles may be held by the same officer. Any officer to whom a delegation is made pursuant to the foregoing shall serve in the capacity delegated unless and until such delegation is revoked by the Manager or such officer resigns.

(b) The Members hereby adopt the resolutions, attached to this Agreement as Exhibit A, authorizing certain officers to act on behalf of the Company, all as is more particularly described in Exhibit A.

3.4 Liability and Indemnity. No member (or officer) of the Company shall be liable or accountable in damages or otherwise to the Company or to any other member of the Company, if any, for any error of judgment or any mistake of fact or law or for anything that such member (and/or officer) may do or refrain from doing hereafter except in the case of willful misconduct or gross negligence. The Company does hereby indemnify, defend and agree to hold each member (and/or officer) of the Company wholly harmless from and against any loss, expense or damage suffered by such member (and/or officer) by reason of anything which such member may do or refrain from doing hereafter for and on behalf of the Company and in furtherance of its interest; *provided, however*, the Company shall not be required to indemnify or defend any member (or officer) from any loss, expense or damage which such member (or officer) may suffer as a result of such member's (or officer's) willful misconduct or gross negligence in performing or in failing to perform such member's (or officer's) duties hereunder

and any such indemnity or cost of defense shall be recoverable only from the assets of the Company.

SECTION 4. MEMBER CONTRIBUTIONS TO COMPANY.

4.1 Initial Capital Contribution. The Members have contributed or will contribute 100% of capital of the Company, but all contributions shall be made in the sole discretion of the Members.

4.2 Capital Contributions in General. Except as otherwise expressly provided in this Agreement, (a) the Members shall not be entitled to receive interest on such Member's contribution to the capital of the Company, and (b) the Members shall not be required to contribute additional capital to the Company other than as required by this Section 4.

SECTION 5. ALLOCATION OF PROFITS AND LOSSES; DISTRIBUTION OF CASH FLOW.

5.1 Net Profits and Losses. Net profits and losses of the Company for each fiscal year (or part thereof) shall be allocated to the Members in accordance with their capital accounts.

5.2 Distribution of Cash Flow. Subject to Section 6.2, Cash Flow of the Company shall be distributed to the Members in proportion to their respective capital accounts at such times and in such amounts as the Manager may designate from time to time.

SECTION 6. DISSOLUTION AND WINDING UP OF THE COMPANY.

6.1 Events Causing Dissolution of Company. The Company shall dissolve and shall commence winding up and Liquidation upon the first to occur of the following: (a) the entry of a decree of judicial dissolution pursuant to Section 18-802 of the Delaware Act; or (b) the affirmative election of the Members to dissolve the Company (individually, an ***"Event of Dissolution"***). The admission of any new member into the Company shall not dissolve the Company, but the business of the Company shall continue without interruption and without any break in continuity.

6.2 Winding Up of Company. Upon the Liquidation of the Company, the Manager shall proceed to the winding up of the affairs of the Company. During such winding up process, the net profits, net losses and Cash Flow distributions shall continue to be allocated and distributed to the Members in accordance with this Agreement. The assets shall be liquidated as promptly as consistent with obtaining a fair value therefor, and the proceeds therefrom, to the extent available, shall be applied and distributed by the Company on or before the end of the taxable year of such Liquidation or, if later, within ninety (90) days after such Liquidation, in the following order: (a) first, to creditors including the Members, if a creditor, in the order of priority as provided by law; (b) second, to the setting up of any reserves which the Manager deems necessary, for any contingent, conditional or unmatured liabilities or obligations of the Company (which shall be distributed as soon as practicable, as determined by the Manager, to the Members in proportion to their respective capital accounts); and (c) thereafter, to the Members, in proportion to their respective capital accounts.

SECTION 7. BOOKS AND RECORDS.

7.1 Books of Account and Bank Accounts. The fiscal year and taxable year of the Company shall be the calendar year. The Company books and records shall be maintained using such method of accounting as the Manager may determine in its sole discretion. During normal business hours at the principal office of the Company all of the following shall be made available for inspection and copying by the Manager at such Member's own expense: (a) true and full information regarding the status of the business and financial condition of the Company; (b) a current list of the name and last known business, residence or mailing address of each Member; (c) a copy of this Agreement, the Certificate of Formation and all amendments thereto, together with executed copies of any written powers-of-attorney pursuant to which this Agreement, the Certificate of Formation and all amendments thereto have been executed; (d) the amount of cash and a description and statement of the agreed value of any other property or services contributed by each Member to the capital of the Company and which each Member has agreed to contribute in the future; and (e) the date upon which each Member became a Member of the Company. The Company shall deposit all receipts, funds and income into a bank account selected by the Manager and disbursements from such account may be made only upon the signature of the Manager or the Manager's designee.

7.2 Annual Reports and Tax Returns. Within ninety (90) days after the close of each fiscal year, the Manager shall cause to be prepared and distributed, to each Member, at the expense of the Company, unaudited financial statements, which shall include, without limitation, a balance sheet of the Company, an operating (income or loss) statement, and all other information customarily shown on financial statements prepared in accordance with generally accepted accounting principles, consistently applied. Within ninety (90) days after the close of each fiscal year, the Manager shall cause to be prepared and timely filed and distributed, at the expense of the Company, all required federal and state Company tax returns.

SECTION 8. MISCELLANEOUS.

8.1 Notices. All notices or other communications required or permitted hereunder shall be in writing, and shall be delivered or sent, as the case may be, by any of the following methods: (i) personal delivery, (ii) overnight commercial carrier, (iii) registered or certified mail, postage prepaid, return receipt requested, or (iv) facsimile. Any such notice or other communication shall be deemed received and effective upon the earlier of (a) if personally delivered, the date of delivery to the address of the person to receive such notice; (b) if delivered by overnight commercial carrier, one (1) day following the receipt of such communication by such carrier from the sender, as shown on the sender's delivery invoice from such carrier; (c) if mailed, on the date of delivery as shown by the sender's registry or certification receipt; or (d) if given by facsimile, when sent. Any notice or other communication sent by facsimile, must be confirmed within forty-eight (48) hours by letter mailed or delivered in accordance with the foregoing. Any reference herein to the date of receipt, delivery, or giving, or effective date, as the case may be, of any notice or communication shall refer to the date such communication becomes effective under the terms of this <u>Section 8.1</u>. Any such notice or other communication so delivered shall be addressed to the party to be served at the address for such party set forth in <u>Section 2.2</u>. Such addresses may be changed by giving written notice to the other parties in the manner set forth in this <u>Section 8.1</u>. Rejection or other refusal to accept or the inability to deliver

because of changed address of which no notice was given shall be deemed to constitute receipt of notice or other communication sent.

8.2 Construction of Agreement. The Section headings of this Agreement are used herein for reference purposes only and shall not govern, limit, or be used in construing this Agreement or any provision hereof. Time is of the essence in this Agreement. The provisions of this Agreement shall be construed and enforced in accordance with the laws of the State of Delaware. This Agreement shall inure to the benefit of and shall bind the parties hereto and their respective personal representatives, successors, and assigns. Any agreement to pay any amount and any assumption of liability herein contained, express or implied, shall be only for the benefit of the Members (and their legal representatives and heirs), and such agreements and assumptions shall not inure to the benefit of the obligees of any indebtedness or any other party, whomsoever, deemed to be a third-party beneficiary of this Agreement. Every provision of this Agreement is intended to be severable.

IN WITNESS WHEREOF, the undersigned hereto has executed this Agreement effective as of the day and year first above written.

SHOPOFF PARTNERS, L.P., a Delaware limited partnership, sole member

By: Shopoff General Partner, LLC, a Delaware limited liability company, general partner

By: Shopoff Properties Trust, Inc., a Maryland corporation, manager

By: [signature]
William A. Shopoff,
President and CEO

SHOPOFF LAND FUND I, L.P., a Delaware limited partnership

By: Shopoff Investors III, L.P., a Delaware limited partnership, general partner

By: The Shopoff Corporation, a Delaware corporation, general partner

By: [signature]
William A. Shopoff, President

EXHIBIT A

RESOLUTIONS REGARDING APPOINTMENT OF OFFICERS

RECITALS

WHEREAS, the Manager desires to appoint officers of the Company to exercise the power and authority with respect to the business and affairs of the Company as described below.

OFFICERS

RESOLVED, that the Company may have, at the discretion of the Member, one Chairman and Chief Executive Officer, one President, one or more Executive Vice Presidents, one or more Senior Vice Presidents, a Secretary, a Chief Financial Officer, a Chief Investment Officer, a Treasurer, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and/or such other officers as may be appointed by the Manager of the Company. One person may hold two or more offices. The officers of the Company shall serve at the discretion of the Manager of the Company. No officer shall be deemed a "manager" of the Company, as that term is defined in the Delaware Limited Liability Company Act, by reason of his or her appointment or by reason of his or her actions as an officer of the Company. Any officer may resign at any time by giving written notice to the Manager of the Company. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

DUTIES

RESOLVED, that the officers of the Company shall have the powers and authority described below:

CHAIRMAN AND CHIEF EXECUTIVE OFFICER. The Chairman and Chief Executive Officer of the Company shall, subject to the control of the Manager of the Company, have general supervision, direction and control of the business and affairs of the Company. He/She shall have the general powers and duties of management usually vested in the chief executive officer of a company, and shall have such other powers and duties with respect to the administration of the business and affairs of the Company as may from time to time be assigned to him/her by the Manager of the Company. The Chairman, acting alone, shall have the authority to bind the Company by his/her actions.

PRESIDENT. The President shall exercise and perform such powers and duties with respect to the administration of the business and affairs of the Company as from time to time may be assigned to each of them by the Chairman and Chief Executive Officer or the Member of the Company. In the absence or disability of the Chairman and Chief Executive Officer, the President shall perform all of the duties of the Chairman and Chief Executive Officer and when

so acting shall have all of the powers of and be subject to all the restrictions upon the Chairman and Chief Executive Officer. The President, acting alone, shall have the authority to bind the Company by his/her actions.

EXECUTIVE VICE PRESIDENT. The Executive Vice President(s) shall exercise and perform such powers and duties with respect to the administration of the business and affairs of the Company as from time to time may be assigned to each of them by the Chairman, President or the Manager of the Company. In the absence or disability of the Chairman or President, the Executive Vice President shall perform all of the duties of the Chairman and Chief Executive Officer or President and when so acting shall have all of the powers of and be subject to all restrictions upon the Chairman and Chief Executive Officer and President. The Executive Vice President, acting alone, shall have the authority to bind the Company by his/her actions.

CHIEF INVESTMENT OFFICER. The Chief Investment Officer shall exercise and perform such powers and duties with respect to the administration of the business and affairs of the Company as from time to time may be assigned to each of them by the Chairman, President, Executive Vice President or the Manager of the Company. In the absence or disability of the Chairman or President, the Senior Vice Presidents shall perform all of the duties of the Chairman and Chief Executive Officer, President or Executive Vice President and when so acting shall have all of the powers of and be subject to all restrictions upon the Chairman and Chief Executive Officer, President and Executive Vice President. The Chief Investment Officer, acting alone, shall have the authority to bind the Company by his/her actions.

SECRETARY. The Secretary shall keep and maintain, or cause to be kept and maintained, the records of the Company at the principal office for the transaction of the business of the Company, or such other place as the Manager of the Company may order, and shall exercise and perform such other powers and duties with respect to the administration of the business and affairs of the Company as from time to time may be assigned to him by the Chairman and Chief Executive Officer or the Manager of the Company.

CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, the adequate and correct books and accounts of the properties and business transactions of the Company at the principal office for the transaction of the business of the Company, or such other place as the Manager of the Company may order, and shall exercise and perform such other powers and duties with respect to the administration of the business and affairs of the Company as from time to time may be assigned to him by the Chairman and Chief Executive Officer or the Manager of the Company. The Chief Financial Officer, acting alone, shall have the authority to bind the Company by his/her actions.

GENERAL COUNSEL. The General Counsel(s) shall exercise and perform such powers and duties with respect to the administration of the legal and business affairs of the Company as from time to time may be assigned to each of them by the Chairman, President, Senior Vice President or the Manager of the Company. In the absence or disability of the Chairman, President, Executive Vice President or Senior Vice Presidents, the General Counsel shall perform all of the duties of the Chairman and Chief Executive Officer, President, Executive Vice President and Senior Vice President, and when so acting shall have all of the powers of and be subject to all the restrictions upon Chairman and Chief Executive Officer, President, Executive

Vice President and General Counsel. The General Counsel, acting alone, shall have the authority to bind the Company by his/her actions.

COMPENSATION. Unless otherwise determined by the Manager of the Company, there shall be no compensation paid to the officers of the Company in their capacity as such.

APPOINTMENT OF OFFICERS

RESOLVED, that the individuals listed below be, and they hereby are, elected to the offices set forth opposite their respective names, to serve in such capacities until removal or replacement by the Manager or resignation:

William A. Shopoff	Chairman and Chief Executive Officer
William A. Shopoff	President
Kevin M. Bridges	Chief Financial Officer
Edward J. Fitzpatrick	Executive Vice President
Tim McSunas	Chief Investment Officer